MountainBank
Financial Corporation

News Release

Date:	Friday, January 3, 2003	Release Date:	For Immediate Release

Contact:	J. W. Davis, President and CEO MountainBank Financial Corporation (828) 693-7376

MOUNTAINBANK FINANCIAL CORPORATION COMPLETES TRUSTCO HOLDING, INC. ACQUISITION

HENDERSONVILLE, N. C.—MountainBank Financial Corporation reported today that it had completed the acquisition of TrustCo Holding, Inc. effective as of close of business on December 31, 2002. TrustCo Holding, Inc., parent company of Trust Company of the South and Asset Management of the South, was merged into MountainBank Financial Corporation with the two subsidiaries becoming subsidiaries of MountainBank Financial Corporation. The completion of the TrustCo Holding, Inc. acquisition represents MountainBank’s next step in expanding its franchise in South Carolina as well as expanding the company’s product menu to include trust services.

MountainBank Financial Corporation, through its principal subsidiary, MountainBank, currently operates 17 full service offices in nine western North Carolina communities. It also has a mortgage loan subsidiary in Greenwood, South Carolina. Additionally, the Company currently has two pending bank acquisitions in Virginia which, upon closing, are expected to bring the company’s consolidated assets to nearly $1.1 billion. Currently, management expects these bank acquisitions to be completed in the first quarter of 2003. MountainBank Financial Corporation’s common stock is listed on the Nasdaq SmallCap market and is traded under the symbol MBFC.

Forward-Looking Statements

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

SOURCE:    MountainBank Financial Corporation

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